UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2005

PENNICHUCK CORPORATION
(Exact name of registrant as specified in its charter)

NEW HAMPSHIRE	0-18552	02-0177370
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

25 Manchester Street,
Merrimack, New Hampshire 03054
(Address of principal executive offices, including Zip Code)

(603) 882-5191
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 - Entry into a Material Definitive Agreement.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

      On March 22, 2005, the Pennichuck Corporation ("Pennichuck") and Fleet National Bank, a Bank of America company (the "Bank"), entered into a Loan Agreement pursuant to which the Bank agreed to make a certain revolving line of credit loan available to Pennichuck up to the maximum principal amount of $16.0 million (the "Loan" or the "Line of Credit"), subject to the terms and conditions set forth therein (the "Loan Agreement"). This Line of Credit replaced a revolving line of credit with the Bank in the maximum principal amount of $6.5 million that was scheduled to expire in April 2005. The initial outstanding amount under the Line of Credit at March 22, 2005 was approximately $2.8 million, representing the amount transferred from the prior revolving line of credit with the Bank.

      The proceeds of the Line of Credit will be used by Pennichuck for working capital, capital expenditures and general corporate purposes, including the possible refinancing of other existing indebtedness of Pennichuck. The maximum amount of the Line of Credit is reduced by the aggregate face amount of all outstanding letters of credit issued by the Bank or any affiliate thereof on the account of Pennichuck.

      The Line of Credit will mature, and all amounts due under the Loan Agreement and the Revolving Credit Promissory Note of Pennichuck to the Bank of even date therewith ("Note"), will be due and payable in full on December 31, 2007 ("Maturity Date"). Until maturity, Pennichuck is required to make payments of interest only to the Bank in arrears at interest rates determined and upon the terms and conditions as set forth in the Note and the Loan Agreement. At Pennichuck's option, advances under the Line of Credit will bear interest at (i) a variable per annum rate equal to the Prime Rate plus the Prime Applicable Margin (as such terms are defined in the Loan Agreement); or (ii) a per annum rate equal to the one (1), two (2), three (3) or six (6) month LIBOR plus the LIBOR Applicable Margin (as such terms are defined in the Loan Agreement). Pennichuck has the option under the Loan Agreement to "swap" a LIBOR based interest rate on the Line of Credit pursuant to an interest rate swap agreement, as more fully set forth in the Loan Agreement. Among other covenants and agreements set forth in the Loan Agreement, until payment in full of all indebtedness and performance of all obligations owing thereunder, Pennichuck is required to maintain the following financial ratios or measures determined or computed in accordance with generally accepted accounting principles with respect to Pennichuck on a consolidated basis: (a) a "Basic Fixed Charge Coverage Ratio," as defined, of at least 1.2: 1.0; (b) a "Tangible Net Worth," as defined, equal to at least $25 million plus new equity issuance, if any; and (c) a ratio of "Funded Debt," as defined, to "Capital," as defined, not exceeding 65%.

      The payment of principal and premium, if any, and interest on the Note, and performance of any and all other obligations of Pennichuck under the Line of Credit and related agreements ("Loan Documents") with the Bank, is irrevocably and unconditionally guaranteed on a joint and several basis by Pennichuck Water Works, Inc., a wholly owned

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subsidiary of Pennichuck ("Guarantor") on an unlimited basis pursuant to and subject to the terms and conditions of a certain Guaranty Agreement dated March 22, 2005 by the Guarantor and the Bank. Pennichuck's payment and performance of the Line of Credit is unsecured.

      Pennichuck Water Works, Inc. has also entered into a Subordination Agreement with the Bank, dated March 22, 2005, joined by Pennichuck, pursuant to which the Guarantor, as subordinated creditor, agreed to subordinate all present and future indebtedness of Pennichuck to the subordinated creditor to any and all indebtedness now or hereafter owing by Pennichuck to the Bank.

      Pennichuck's obligations to the Bank with respect to the Line of Credit are cross-defaulted with all loans or obligations, now existing or hereafter arising, of Pennichuck or the Guarantor owed to the Bank or any affiliate of the Bank.

      At the option of the Bank, the Note shall become immediately due and payable in full, without further demand or notice, on the earlier of (i) the Maturity Date, or (ii) the occurrence of an Event of Default under the Loan Agreement or any of the Loan Documents. Under the Loan Agreement, an Event of Default includes, among other things, (a) default by Pennichuck in payment within ten (10) business days of the due date of any principal or interest called for under its payment obligations under the Loan Agreement or other Loan Documents; (b) the dissolution, termination of existence, merger or consolidation of Pennichuck, any subsidiary thereof or of the Guarantor or a sale or taking by eminent domain of all or a material portion of the assets of Pennichuck or any of its subsidiaries or the Guarantor out of the ordinary course of business without the prior written consent of the Bank; (c) the transfer of the majority voting capital stock of Pennichuck or any of its subsidiaries; (d) the assets of Pennichuck or the Guarantor or any material portion thereof are taken by eminent domain, or (e) the Loan is cross-defaulted as set forth in the Loan Agreement.

The foregoing summary is qualified in its entirety by reference to the Loan Documents, copies of which are filed herewith and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(c) The following exhibits are included with this Report:

Exhibit No.	Description

10.1	Loan Agreement by and among Pennichuck Corporation and Fleet National Bank, dated March 22, 2005.

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10.2	Revolving Credit Promissory Note of Pennichuck Corporation to Fleet National Bank, dated March 22, 2005.

10.3	Guaranty Agreement by Pennichuck Water Works, Inc. and Fleet National Bank, dated March 22, 2005.

10.4	Subordination Agreement by Pennichuck Water Works, Inc. and Fleet National Bank and joined by Pennichuck Corporation, dated March 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2005	PENNICHUCK CORPORATION
(Registrant)

/s/ Donald L. Correll
Donald L. Correll, President and
Chief Executive Officer

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LIST OF EXHIBITS

Exhibit No.	Description

10.1	Loan Agreement by and among Pennichuck Corporation and Fleet National Bank dated March 22, 2005.

10.2	Revolving Credit Promissory Note of Pennichuck Corporation to Fleet National Bank, dated March 22, 2005.

10.3	Guaranty Agreement by Pennichuck Water Works, Inc. and Fleet National Bank, dated March 22, 2005.

10.4	Subordination Agreement by Pennichuck Water Works, Inc. and Fleet National Bank and joined by Pennichuck Corporation, dated March 22, 2005.

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